EXHIBIT 32.1
CERTIFICATION
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of ProLogis (the “Company”), hereby certifies, to such officer’s knowledge, that the Company’s Annual Report on Form 10-K/A, Amendment No. 1 for the annual period ended December 31, 2010 (the “Report”), which accompanies these certifications, fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: March 28, 2011	By:	/s/ WALTER C. RAKOWICH
		Name:	Walter C. Rakowich
		Title:	Chief Executive Officer

Dated: March 28, 2011	By:	/s/ WILLIAM E. SULLIVAN
		Name:	William E. Sullivan
		Title:	Chief Financial Officer